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                                                                      Exhibit 4A

                                                                      Jane Dough
                                                                      99-0000790

                          [LOGO]    LINCOLN NATIONAL
                                    LIFE INSURANCE CO.
                                    ----------------------------
                          A part of LINCOLN NATIONAL CORPORATION

                               ( A Stock Company)

                                ANNUITY CONTRACT

                      Individual Flexible Purchase Payment
                       Deferred Variable Annuity Contract
                          With Annuity Payment Options

                                Nonparticipating

The Lincoln National Life Insurance Company (LNL) agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.

READ THIS CONTRACT CAREFULLY. This is a legal contract between the Owner and LNL. We want to be sure you understand the features and benefits contained in this Contract. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR CONTRACT CAREFULLY. If you have any questions after reading the Contract, we hope you will contact your representative or the Home Office of LNL.

NOTICE OF RIGHT TO EXAMINE CONTRACT. Within 10 days after this Contract is first received, it may be cancelled for any reason without penalty (e.g., no Sales Charge will be deducted) by delivering or mailing it to the representative through whom it was purchased or to the Home Office of LNL. Upon cancellation, LNL will return the value of the Variable Account as of the Valuation Date on which LNL receives the cancellation request and any Sales Charge deducted from the Gross Purchase Payments.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE. THE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT (SEE ARTICLE 4 AND
ARTICLE 7).

Signed for The Lincoln National Life Insurance Company at its Home Office located at 1300 South Clinton Street in Fort Wayne, Indiana 46802.

                                 S P E C I M E N

/s/ Dennis R Glass                        /s/ C. Suzanne Womack
-----------------------                   --------------------------------------
Dennis Glass, President                   C. Suzanne Womack, Corporate Secretary

Form 30070-A 8/03                                   American Legacy Shareholders

                                Table of Contents

Article                                                                    Page

   1    Definitions ........................................................  4

   2    Gross Purchase Payments ............................................  6

   3    Contract Value .....................................................  7

   4    Variable Account ...................................................  8

   5    Transfers, Withdrawals and Surrenders .............................. 10

   6    Death Benefits ..................................................... 12

   7    Annuity Payment Options ............................................ 14

   8    Beneficiary ........................................................ 17

   9    Suspension or Deferral of Payments ................................. 18

   10   General Provisions ................................................. 19


                                                    American Legacy Shareholders

                             CONTRACT SPECIFICATIONS

Contract Number:                  99-0000790

Annuitant:                        Jane Dough

Age at Issue:                     50

Contract Date:                    May 22, 2006

Initial Gross Purchase Payment:   $50,000.00

Maturity Date:                    June 13, 2034

Owner(s):                         Jane Dough

Beneficiary Designation:          Refer to the Client Information Profile

Death Benefit on Contract Date:   ENHANCED GUARANTEED MINIMUM DEATH BENEFIT

PURCHASE PAYMENT AND ALLOCATION REQUIREMENTS:

     Minimum Subsequent Gross Purchase Payment Transmitted Electronically: $25

     Minimum Subsequent Gross Purchase Payment Transmitted Other Than
     Electronically: $100

     Minimum Allocation to Any One Variable Subaccount: $20

     Minimum Allocation To Any Fixed Subaccount: $2,000

     Minimum Allocation To The DCA Fixed Account: $2,000


ACCOUNT FEE:
     The Account Fee is $20 per Contract Year. The Account Fee will be deducted on the first Valuation Date following the last day of each Contract Year. If the Contract is surrendered prior to the last day of a Contract Year, the full Account Fee will be deducted upon the surrender. The Account Fee will be deducted from each Variable Subaccount and any Fixed Subaccount on a pro-rata basis. The Account Fee will be waived for any Contract Year in which the Contract Value equals or exceeds $50,000.00 as of the Valuation Date on which the Account Fee would otherwise be deducted. The Account Fee will be waived after 15 Contract Years. The Account Fee will also be waived on and after the Annuity Commencement Date.

SALES CHARGE
A Sales Charge will apply to all initial and subsequent Gross Purchase Payments paid into this Contract. This charge is taken as a percentage of the Gross Purchase Payment and is based on the amount of the Owner's Investment at the time of each Gross Purchase Payment. For purposes of determining the Sales Charge associated with this Contract, the following table will be used.

                                               Sales Charge as a percentage
Owner's Investment                               of Gross Purchase Payment
-------------------------------------------    ----------------------------
Less than $25,000                                         5.75%
$25,000 or greater but less than $50,000                  5.00%
$50,000 or greater but less than $100,000                 4.50%
$100,000 or greater but less than $250,000                3.50%

                            Page 3.0          American Legacy Shareholders/EGMDB

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$250,000 or greater but less than $500,000                2.50%
$500,000 or greater but less than $750,000                2.00%
$750,000 or greater but less than $1,000,000              1.50%
$1,000,000 or greater                                     1.00%

The Owner's Investment is determined at a given time, in accordance with LNL's procedures, as the sum of:

     a. The contract values for any Owner's individual LNL annuity contracts that may be made available for this purpose; plus

     b. The account values for any of the Owner's mutual fund accounts that may be made available for this purpose; plus

     c. The amount of the current Gross Purchase Payment made into this Contract.

VARIABLE ACCOUNT:
     Lincoln Life Variable Annuity Account N

FIXED ACCOUNT:

     Minimum Guaranteed Interest Rate:

     Contract Years 1 through 6:     1.75%

     Contract Years 7 and later:     3.00%

     The Fixed Subaccounts are:
          1-YEAR INITIAL GUARANTEED PERIOD
          2-YEAR INITIAL GUARANTEED PERIOD
          3-YEAR INITIAL GUARANTEED PERIOD
          4-YEAR INITIAL GUARANTEED PERIOD
          5-YEAR INITIAL GUARANTEED PERIOD
          6-YEAR INITIAL GUARANTEED PERIOD
          7-YEAR INITIAL GUARANTEED PERIOD
          8-YEAR INITIAL GUARANTEED PERIOD
          9-YEAR INITIAL GUARANTEED PERIOD
          10-YEAR INITIAL GUARANTEED PERIOD

VARIABLE ACCOUNT REQUIREMENTS:

     MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     We assess a daily charge equal on an annual basis to the percentages shown of the average daily net asset value of each Variable Subaccount. The daily charge will not exceed the percentage(s) shown.

     If, on the Contract Date, one of the below listed Death Benefit Option(s) has been selected, the Mortality and Expense Risk and Administrative Charge will be as indicated for the Death Benefit Option selected.

          Death Benefit Option(s):                             Charges:
          --------------------------------------------         --------
          - Contract Value Death Benefit:                      0.65%
          - Guarantee of Principal Death Benefit:              0.75%
          - Enhanced Guaranteed Minimum Death Benefit:         0.90%

                            Page 3.1          American Legacy Shareholders/EGMDB

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     MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE ON OR AFTER THE
     ANNUITY COMMENCEMENT DATE: 0.60%.

     The daily charge will not exceed the percentage shown.


TRANSFER REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     Transfers cannot be made during the first 30 days.

     The amount being transferred may not exceed LNL's maximum amount limit then in effect.

     LNL reserves the right to require a 30 day minimum time period between each transfer.

     Maximum Number of Transfers Not Subject to a Transfer Fee: 12 per Contract Year, excluding automatic DCA transfers. Transfers in excess of 12 per Contract Year must be authorized by LNL.

     Variable Account:

          Minimum Single Transfer Amount From A Variable Subaccount: The lesser of 1) $300; or 2) the remaining amount in the Variable Subaccount.

          Minimum Transfer Amount To A Variable Subaccount: $300

     Fixed Account:

          Minimum Single Transfer To A Fixed Subaccount: $2,000

          Minimum Single Transfer To The DCA Fixed Account: $300

          Minimum Single Transfer Amount From Any Fixed Account: The lesser of
          1) $300; or 2) the remaining amount in the Fixed Subaccount.

          Minimum Single Transfer Amount From The DCA Fixed Account: The lesser of 1) $300; or 2) the remaining amount in the DCA Fixed Account. This restriction does not apply to automatic DCA transfers.

          Maximum Percentage Available For Transfer From Any Fixed Subaccount:
          For transfers on a date other than the Expiration Date of a Guaranteed Period, the sum of the percentages transferred from any Fixed Subaccount in any Contract Year, where the percentages are based upon the value of the Fixed Subaccount at the time of the current withdrawal, will be limited to 25% of the value of the Fixed Subaccount. Such transfers will be subject to an Interest Adjustment.

WITHDRAWAL AND SURRENDER REQUIREMENTS:

     Minimum Partial Withdrawal Amount: $300

DEATH BENEFIT REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

The Owner may select a Death Benefit Option(s) to be effective as of the Contract Date. If no Death Benefit Option is selected, the Guarantee of Principal Death Benefit will be the Death Benefit effective as of the Contract Date.

                            Page 3.2          American Legacy Shareholders/EGMDB

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ANNUITY PAYMENT REQUIREMENTS:

     Determination of the First Annuity Payment Date:

          For 100% Fixed Annuity Payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. If any portion of the annuity payment will be on a variable basis, the Annuity Payment Date will be 14 days after the Annuity Commencement Date. The Annuity Unit value, if applicable, and Contract Value used to effect annuity payments will be determined as of the Annuity Commencement Date.

     Minimum Annuity Payment Amount: $50

     Minimum Guaranteed Interest Rate for the Fixed Annuity Payment: 1.5%

     Assumed Investment Rate for the Variable Annuity Payment: Between 3% - 6%

                            Page 3.3          American Legacy Shareholders/EGMDB

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                                    ARTICLE 1
                                   DEFINITIONS

ACCUMULATION UNIT -- A unit of measure used in the calculation of the value of a Variable Subaccount prior to the Annuity Commencement Date.

ANNUITANT OR JOINT ANNUITANT -- The person or persons upon whose life or lives the annuity payments made after the Annuity Commencement Date will be based.

ANNUITY COMMENCEMENT DATE -- The Valuation Date on which the Contract Value is withdrawn for payment of annuity benefits under the annuity payment option selected.

ANNUITY PAYMENT DATE -- The date on which the Owner is entitled to the first annuity payment. Subsequent annuity payments will be due on the same day of the month as the first annuity payment, at the applicable frequency.

ANNUITY UNIT -- A unit of measure used after the Annuity Commencement Date to calculate the amount of a Variable Annuity Payment.

BENEFICIARY -- The person or persons or entity designated by the Owner to receive the Death Benefit, if any.

CODE -- The Internal Revenue Code of 1986, as amended.

CONTINGENT ANNUITANT -- Prior to the Annuity Commencement Date, the individual who will become the Annuitant upon the death of the Annuitant.

CONTRACT -- The agreement between LNL and the Owner, in which LNL provides an annuity as described on the front page of this Contract.

CONTRACT DATE -- The date this Contract became effective. The Contract Date is shown on the Contract Specifications.

CONTRACT VALUE -- Prior to the Annuity Commencement Date, the sum of the values of the Variable Subaccounts.

CONTRACT YEAR -- Each twelve-month period starting with the Contract Date on the Contract Specifications and starting with each Contract Date anniversary thereafter.

DEATH BENEFIT -- The amount payable upon death of an Owner or an Annuitant.

DOLLAR COST AVERAGING (DCA) -- An option that allows the automatic transfer of a portion of the Contract Value in periodic installments from a designated DCA holding account to one or more of the Variable Subaccounts available under the Contract. The periodic installments will be over any DCA period made available by LNL and selected by the Owner.

EARNINGS -- The excess of the Contract Value over the Gross Purchase Payments which have not yet been withdrawn from this Contract.

FIXED ANNUITY PAYMENTS -- Periodic payments made to the Owner or the Owner's designee by LNL on or after the Annuity Commencement date which LNL guarantees as to the dollar amount. Fixed annuity payments are made out of the General Account.

FUND -- Any of the underlying investment options available in the Variable Account.

GENERAL ACCOUNT -- An account consisting of all assets owned by LNL other than those assets in segregated investment accounts.

GROSS PURCHASE PAYMENTS -- Amounts paid into this Contract by the Owner before deduction of the Sales Charge.

                                Page 4              American Legacy Shareholders

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HOME OFFICE -- The principal office of LNL located at 1300 South Clinton Street,
Fort Wayne, Indiana, 46802, or an institution designated by LNL.

LNL -- The Lincoln National Life Insurance Company.

MATURITY DATE -- The date by which an election to receive payments under an Annuity Payment Option must be made. The Maturity Date is shown on the Contract Specifications.

NET ASSET VALUE PER SHARE -- The market value of a Fund share calculated each day.

NET PURCHASE PAYMENT -- An amount equal to the Gross Purchase Payment less the Sales Charge.

NOTICE -- Any form of communication providing information as required by LNL, either in signed writing or another manner, that LNL approves in advance. All Notices must be received by LNL in the Home Office and must include all required information necessary to process the request. To be effective for any Valuation Date, a Notice must be received in good order prior to the end of that Valuation Date.

OWNER -- The one person, two persons or entity who exercises rights of ownership under this Contract. If two persons are named as Owner, all references to Owner means joint Owner.

QUALIFIED CONTRACT -- A contract that is used as a funding vehicle for a retirement plan qualified for special tax treatment under the Code, including Sections 401, 403, 408, 408A and 457. All other contracts are considered Non-qualified contracts.

SALES CHARGE -- A charge deducted from each Gross Purchase Payment, expressed as a percentage of the Gross Purchase Payment.

VALUATION DATE -- Close of the market of each day that the New York Stock Exchange is open for business.

VALUATION PERIOD -- The period commencing at the close of business on a particular Valuation Date and ending at the close of business on the next succeeding Valuation Date.

VARIABLE ACCOUNT -- The segregated investment account into which LNL sets aside and invests the assets allocated to the Variable Subaccount(s) made available by LNL and selected by the Owner. The Variable Account for this variable annuity Contract is shown on the Contract Data page.

VARIABLE ANNUITY PAYMENTS -- Periodic payments made to the Owner or the Owner's designee by LNL on or after the Annuity Commencement Date which vary in amount with the investment experience of each applicable Variable Subaccount.

VARIABLE SUBACCOUNT -- That portion of the Variable Account which invests in shares of a particular Fund. There is a separate Variable Subaccount for each particular Fund.

                                Page 5              American Legacy Shareholders

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                                    ARTICLE 2
                             GROSS PURCHASE PAYMENTS

2.01 WHERE PAYABLE

All Gross Purchase Payments must be made to LNL at its Home Office.

2.02 AMOUNT AND FREQUENCY

LNL reserves the right to limit future Gross Purchase Payments into this Contract. The minimum subsequent Gross Purchase Payments are shown on the Contract Specifications.

Gross Purchase Payments may be made until the earliest of: the Annuity Commencement Date, death of the Owner, or surrender of the Contract. In the event that Gross Purchase Payments are discontinued by the Owner, this Contract will continue and Gross Purchase Payments may be resumed at any time prior to the earlier of: the Annuity Commencement Date, death of the Owner, or surrender of this Contract.

2.03 SALES CHARGE

A Sales Charge will be deducted from each Gross Purchase Payment as shown in the Contract Specifications.

                                Page 6              American Legacy Shareholders

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                                    ARTICLE 3
                                 CONTRACT VALUE

3.01 CONTRACT VALUE

The Contract Value, at any time prior to the Annuity Commencement Date, is equal to the sum of the values of the Variable Subaccounts on a given Valuation Date.

3.02 ACCOUNT FEE

LNL will deduct an Account Fee from the Contract Value as shown on the Contract Specifications.

                                Page 7              American Legacy Shareholders

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                                    ARTICLE 4
                                VARIABLE ACCOUNT

4.01 THE VARIABLE ACCOUNT

The Variable Account, which is designated on the Contract Specifications, is for the exclusive benefit of persons entitled to receive benefits under variable annuity contracts. The Variable Account will not be charged with the liabilities arising from any other part of LNL's business.

Subject to any required regulatory approvals, LNL reserves the right to eliminate the shares of any Fund and substitute the securities of a different Fund or investment company or mutual fund. Such elimination and substitution may occur if the shares of a Fund are no longer available for investment, or, if in the judgment of LNL, further investment in any Fund should become inappropriate in view of the purposes of the Contract. LNL may close any Variable Subaccount to new Net Purchase Payments, transfers of Contract Value or both. LNL may add new Variable Subaccounts in which the assets of the Variable Account may be invested. LNL will give the Owner written notice of the elimination and substitution of any Fund as required by law after such substitution occurs.

4.02 ALLOCATION OF NET PURCHASE PAYMENTS TO A VARIABLE SUBACCOUNT

The Owner may allocate Net Purchase Payments to any of the available Variable Subaccounts in accordance with the restrictions on the Contract Specifications.

A Notice must be given to LNL if the Owner elects to allocate any Net Purchase Payment to a new Variable Subaccount not previously selected.

Net Purchase Payments allocated to each Variable Subaccount will be invested at Net Asset Value Per Share of one of the Funds. Following receipt of a Gross Purchase Payment, LNL will use each Net Purchase Payment to buy Accumulation Units in the Variable Subaccount(s) selected by the Owner.

4.03 VALUATION OF THE VARIABLE ACCOUNT

The value of the Variable Account, at any time prior to the Annuity Commencement Date, is equal to the sum of the values allocated to the Variable Subaccounts. The value of a Variable Subaccount, at any time prior to the Annuity Commencement Date, is equal to the Accumulation Units credited to a Variable Subaccount multiplied by the value of the Accumulation Unit for the respective Variable Subaccount.

Accumulation Units are used to value all amounts allocated to or withdrawn from a Variable Subaccount as a result of Net Purchase Payments, transfers, withdrawals, or fees and charges. Accumulation Units for each Variable Subaccount are valued separately. The value of an Accumulation Unit may increase or decrease from Valuation Period to Valuation Period. The number of Accumulation Units is determined by dividing the amount allocated to or withdrawn from a Variable Subaccount by the dollar value of one Accumulation Unit of the Variable Subaccount as of the Valuation Date the transaction becomes effective. The number of Accumulation Units held for an Owner in a Variable Subaccount will not be changed by any change in the dollar value of Accumulation Units in the Variable Subaccount.

The value of an Accumulation Unit was arbitrarily established at the inception of the Variable Subaccount. The Accumulation Unit value for a Variable Subaccount for any later Valuation Period is determined as follows:

     a. the total value of Fund shares held in the Variable Subaccount is calculated by multiplying the number of Fund shares owned by the Variable Subaccount at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund at the end of the Valuation Period, and adding any dividend or other distribution of the Fund if an ex-dividend date occurs during the Valuation Period; minus

     b. the liabilities of the Variable Subaccount at the end of the Valuation Period (such liabilities include daily charges imposed on the Variable Subaccount (see Section 4.04) and may include a charge or credit with respect to any taxes paid or reserved for by LNL that LNL determines is a result of the operation of the Variable Account); the result divided by

                                Page 8              American Legacy Shareholders

     c. the outstanding number of Accumulation Units in the Variable Subaccount at the beginning of the Valuation Period.

The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract. Expenses incurred by LNL will not adversely affect the dollar value of benefits.

4.04 MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE

LNL will deduct a Mortality and Expense Risk and Administrative charge (daily charge) from the Variable Account as shown on the Contract Specifications.

4.05 CHANGE IN OPERATION

LNL reserves the right to transfer assets of the Variable Account to another account, and to modify the structure or operation of the Variable Account, subject to obtaining any necessary regulatory approvals. LNL guarantees that such modification will not affect the Contract Value.

                                Page 9              American Legacy Shareholders

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                                    ARTICLE 5
                      TRANSFERS, WITHDRAWALS AND SURRENDERS

5.01 TRANSFERS BEFORE THE ANNUITY COMMENCEMENT DATE

Prior to the earlier of: the Annuity Commencement Date, termination of this Contract upon payment of any Death Benefit, or surrender of this Contract, the Owner may direct a transfer of a portion of the Contract Value from any available Variable Subaccount to another Variable Subaccount by providing Notice to transfer.

Transfers will be subject to the following:

     a.   The Transfer Requirements outlined on the Contract Specifications.

     b. LNL reserves, in its sole opinion, the right to limit or modify transfers that may have an adverse effect on other contract owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right that is considered by LNL to disadvantage other contract owners.

LNL has the right to waive or modify any of these restrictions.

Upon receipt of Notice to transfer, LNL will process the transfer within the time period required by the Securities and Exchange Commission, unless the Suspension or Deferral of Payments or Transfers from the Variable Account provision (Article 9) is in effect.

Transfers will be accomplished at Accumulation Unit values as of the Valuation Date the Notice to transfer is received.

5.02 WITHDRAWALS

The Owner may, upon Notice to LNL, withdraw a part of the surrender value of this Contract at any time prior to the earlier of: the Annuity Commencement Date, termination of this Contract upon payment of any Death Benefit, or surrender of this Contract.

Withdrawals will be subject to the withdrawal and surrender requirements as shown on the Contract Specifications.

The Notice to withdraw must specify from which Variable Subaccount the withdrawal will be made. If no Subaccount is specified, LNL will withdraw the amount requested on a pro-rata basis from each Variable Subaccount.

Upon receipt of Notice of withdrawal, LNL will pay the amount of any withdrawal within the time period as required by the Securities and Exchange Commission unless the Suspension or Deferral of Payments or Transfers from the Variable Account provision (Article 9) is in effect.

Withdrawals will be accomplished at Accumulation Unit values as of the Valuation Date the Notice for withdrawal is received.

5.03 SURRENDERS

The Owner may, upon Notice to LNL, surrender this Contract for its surrender value at any time prior to the earlier of: the Annuity Commencement Date, or termination of this Contract upon payment of any Death Benefit.

This Contract will terminate upon surrender. The surrender will be effective on the Valuation Date on which LNL receives Notice of surrender.

Surrenders will be subject to the withdrawal and surrender requirements as shown on the Contract Specifications.

                               Page 10              American Legacy Shareholders

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LNL reserves the right to surrender this Contract if any withdrawal reduces the total Contract Value to a level at which this Contract may be surrendered in accordance with the terms set forth in the standard nonforfeiture law for individual deferred annuities applicable in the state in which this Contract was purchased. LNL may surrender the Contract for its Contract Value.

Upon receipt of Notice to surrender, LNL will pay the amount of any surrender within the time period required by the Securities and Exchange Commission, unless the Suspension or Deferral of Payments or Transfers from the Variable Account provision (Article 9) is in effect.

                               Page 11              American Legacy Shareholders

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                                    ARTICLE 6
                                 DEATH BENEFITS

6.01 DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

Entitlement.

If there is a single Owner, then upon the death of the Owner LNL will pay a Death Benefit to the designated Beneficiary(s). If the designated Beneficiary of the Death Benefit is the surviving spouse of the deceased Owner, the spouse may elect to continue the Contract as the new Owner. The Death Benefit in effect at the time of death of the original Owner will continue, unless subsequently terminated by the surviving spouse. If there are no designated Beneficiaries, LNL will pay a Death Benefit to the Owner's estate. Upon the death of the spouse who continues the Contract as the new Owner, LNL will pay a Death Benefit to the designated Beneficiary(s).

If there are two Owners, upon the death of the first Owner, LNL will pay a Death Benefit to the surviving Owner. If the surviving Owner is the spouse of the deceased Owner, then the spouse may elect to continue the Contract as sole Owner. The Death Benefit in effect at the time of death of the original Owner will continue, unless subsequently terminated by the surviving spouse. Upon the death of the Owner who continues the Contract, LNL will pay a Death Benefit to the designated Beneficiary(s).

If the Annuitant is also an Owner, then the Death Benefit paid upon the death of the Annuitant will be subject to the Contract provisions regarding death of an Owner. If the surviving spouse of the deceased Annuitant assumes the Contract, the Contingent Annuitant, if any, will become the Annuitant. If there is no named Contingent Annuitant, the surviving spouse will become the Annuitant.

If an Annuitant who is not an Owner dies, then the Contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant.

If an Annuitant who is not an Owner dies and no Contingent Annuitant is named, the youngest Owner immediately becomes the Annuitant and the Contract continues. In lieu of continuing the Contract, the Owner(s) may elect to receive a Death Benefit (in equal shares, if applicable). Written notification of the election to receive the Death Benefit must be received by LNL within 75 days of the death of the Annuitant. This Contract will terminate when any Death Benefit is paid due to the death of the Annuitant.

If the Owner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as the death of the Owner.

The Death Benefit will be paid upon approval by LNL and after LNL is in receipt of:

     a. proof, satisfactory to LNL, of the death;

     b. written authorization for payment; and

     c. all claim forms, fully completed.

Due proof of death may be a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the findings of death, or any other proof of death acceptable to LNL.

All Death Benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under the Contract must be made in compliance with Code
Section 72(s) or 401(a)(9) as applicable, as amended from time to time.

Determination of Amounts

The Death Benefit is equal to the Contract Value as of the Valuation Date the death claim is approved by the LNL Home Office for payment.

                               Page 12              American Legacy Shareholders

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Payment of Amounts

The Death Benefit payable on the death of the Owner, or after the death of the first Owner, or upon the death of the spouse who continues the Contract, will be distributed to the designated Beneficiary(s) as follows:

     a. the Death Benefit must be completely distributed within five years of the Owner's date of death; or

     b. an election may be made within the one year period after the Owner's date of death for the designated Beneficiary, to receive the Death Benefit in substantially equal installments over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; provided that such distributions begin not later than one year after the Owner's date of death.

The Death Benefit payable upon the death of the Annuitant, must be elected by the Owner within 75 days of the death of the Annuitant, and will be distributed to the Owner in either form of a lump sum or under an Annuity Payment Option. An Annuity Payment Option must be selected within 60 days after LNL approves the death claim.

If a lump sum settlement is elected, the proceeds will be mailed within the time period required by the Securities and Exchange Commission following LNL's approval of the death claim, unless the Suspension or Deferral of Payments or Transfers from the Variable Account provision (Article 9) is in effect.

The Death Benefit in effect will terminate on the Annuity Commencement Date.

6.02 DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

Upon receipt of due proof of death of the Annuitant, any remaining annuity benefits payable will continue to be distributed under the Annuity Payment Option then in effect.

Upon the death of the Owner, any remaining annuity payments will be made at least as rapidly as the Annuity Payment Option then in effect. Upon the death of the Owner, the rights of ownership granted by the Contract will pass to the surviving Owner, if any, otherwise to the Beneficiary. If there is no named Beneficiary at the time of a sole Owner's death, then the rights of ownership will pass to the Annuitant, if still living; otherwise to the Joint Annuitant, if applicable. If no named Beneficiary, Annuitant or Joint Annuitant survives the Owner, any remaining payments payable will continue to the Owner's estate.

                               Page 13              American Legacy Shareholders

                                    ARTICLE 7
                             ANNUITY PAYMENT OPTIONS

7.01 ANNUITY PAYMENTS

Annuity Payments will commence on the Annuity Payment Date. Payments are made under the Annuity Payment Option selected (see Section 7.02).

7.02 CHOICE OF ANNUITY PAYMENT OPTION

An election to receive payments under an Annuity Payment Option must be made by the Maturity Date. The Maturity Date is set forth on the Contract
Specifications.

Upon written request by the Owner and any Beneficiary who cannot be changed, the Maturity Date may be deferred. If the Maturity Date is extended, LNL reserves the right to restrict the availability of certain Annuity Payment Options.

By Owner

Prior to the Annuity Commencement Date, the Owner may choose or change any Annuity Payment Option. In addition, the Owner may select an Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9) as set forth in Section 6.01, Payment of Amounts, for payment of the Death Benefit to a Beneficiary. A Notice of such selection of a distribution method must be made and approved by LNL. Upon Notice, the Owner may change or revoke, in writing to the Home Office, any such selection, unless such selection was made irrevocable.

By Beneficiary

If an Annuity Payment Option has not been previously selected by the Owner as the distribution option for the payment of the Death Benefit to a Beneficiary, then at the time proceeds are payable to a Beneficiary, a Beneficiary may choose any Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9) as set forth in Section 6.01, Payment of Amounts. The Beneficiary then becomes the Annuitant.

A Notice is required to choose an Annuity Payment Option.

7.03 ANNUITY PAYMENT OPTIONS

Annuity Payment Options are shown on the attached Annuity Payment Option Rider. If an Annuity Payment Option is not chosen prior to the Maturity Date, payments will commence to the Owner on the Maturity Date under the Annuity Payment Option providing a Life Annuity with annuity payments guaranteed for 10 years.

At the time an Annuity Payment Option is selected under the provisions of this Contract, the Owner may elect to have the Contract Value applied to provide a Variable Annuity Payment, a Fixed Annuity Payment, or a combination Fixed and Variable Annuity Payment. If no election is made, the Contract Value will be used to provide a Variable Annuity Payment.

7.04 DETERMINATION OF THE AMOUNT OF THE FIRST ANNUITY PAYMENT

The amount of annuity payment will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant as of the Annuity Commencement Date. A choice may be made to receive payments once each month, four times each year, twice each year, or once each year.

The attached Annuity Payment Option Rider illustrates the minimum payment amounts and the age adjustments which will be used to determine the first monthly payment for a unisex Variable Annuity Payment based upon the assumed interest rate selected by the Owner. The tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of Contract Value, after deduction of any

                               Page 14              American Legacy Shareholders
applicable premium taxes. The Owner must select one of the assumed interest rates, as shown on the Contract Specifications, for the Variable Annuity Payment prior to the Annuity Commencement Date. The assumed interest rate may not be changed after the Annuity Commencement Date.

The attached Annuity Payment Option Rider illustrates the minimum payment amounts and the age adjustments that will be used to determine the monthly payments for a Fixed Annuity Payment. The tables show the dollar amount of the guaranteed monthly payments which can be purchased with each $1,000 of Contract Value, after deductions of any applicable premium taxes.

Determination of the first Annuity Payment Date is shown on the Contract Specifications.

7.05 DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY PAYMENTS AFTER THE FIRST PAYMENT

The first Variable Annuity Payment is sub-divided into components, each of which represents the product of:

     a. the percentage elected by the Owner of a specific Variable Subaccount, the performance of which will determine future Variable Annuity Payments, and

     b.   the entire first Variable Annuity Payment.

Each Variable Annuity Payment after the first payment attributable to a specific Variable Subaccount will be determined by multiplying the Annuity Unit value for the Variable Subaccount for the Valuation Date no more than 14 days before each payment is due by a constant number of Annuity Units. This constant number of each specific Variable Subaccount is determined by dividing the component of the first payment attributable to such Variable Subaccount as described above by the Annuity Unit value for that Variable Subaccount on the Annuity Commencement Date. The total Variable Annuity Payment will be the sum of the payments attributable to each Variable Subaccount. In the absence of transfers between Variable Subaccounts, the number of Annuity Units attributable to each Variable Subaccount remains constant, although the Annuity Unit values will vary with the investment performance of the Funds. The Annuity Unit value may increase or decrease the dollar value of benefits under the Contract.

The Annuity Unit value for any Valuation Period for any Variable Subaccount is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (a) the daily factor raised to a power equal to the number of days in the current Valuation Period and (b) the Accumulation Unit value of the same Variable Subaccount for this Valuation Period divided by the Accumulation Unit value of the same Variable Subaccount for the immediately preceding Valuation Period.

The valuation of all assets in the Variable Subaccount will be determined in accordance with the provisions of applicable laws, rules, and regulations. The method of determination by LNL of the value of an Accumulation Unit and of any Annuity Unit will be conclusive upon the Owner, Annuitant and any Beneficiary.

LNL guarantees that the dollar amount of each payment after the first will not be affected by variations in mortality experience from mortality assumptions on which the first payment is based.

7.06 TRANSFERS AFTER THE ANNUITY COMMENCEMENT DATE

After the Annuity Commencement Date, if any portion of the annuity payment is a Variable Annuity Payment, the Owner may direct a transfer of assets from one Variable Subaccount to another Variable Subaccount or to a Fixed Annuity Payment by providing Notice to transfer. Such transfers will be limited to three (3) times per Contract Year. Assets may not be transferred from a Fixed Annuity Payment to a Variable Annuity Payment.

A transfer from one Variable Subaccount to another Variable Subaccount will result in the purchase of Annuity Units in one Variable Subaccount and the redemption of Annuity Units in the other Variable Subaccount. Such a transfer will be accomplished at relative Annuity Unit values as of the Valuation Date the Notice to transfer is received. The valuation of Annuity Units is described above. A transfer from a Variable Subaccount to a Fixed Annuity Payment will result in the redemption of Annuity Units in that Variable Subaccount and the purchase of a minimum Fixed Annuity Payment based on the tables on the attached Annuity Payment Option Rider.

                               Page 15              American Legacy Shareholders

7.07 PROOF OF AGE

Payment will be subject to proof of age that LNL will accept, such as a certified copy of a birth certificate.

7.08 MINIMUM ANNUITY PAYMENT REQUIREMENTS

LNL reserves the right to reduce the frequency of payments to an interval which will result in each payment exceeding the minimum annuity payment amount shown on the Contract Specifications.

7.09 EVIDENCE OF SURVIVAL

LNL has the right to ask for proof that the Annuitant(s) on whose life (or lives) the payment is based is alive when each payment is due.

7.10 CHANGE IN ANNUITY PAYMENT OPTION

The Annuity Payment Option may not be changed after the Annuity Commencement
Date.

                               Page 16              American Legacy Shareholders

                                    ARTICLE 8
                                   BENEFICIARY

8.01 DESIGNATION OF BENEFICIARY

The Owner may designate a Beneficiary and a contingent Beneficiary.

Prior to the Annuity Commencement Date, if there is a single Owner, the designated Beneficiary will receive the Death Benefit proceeds upon the death of the Owner unless the Beneficiary as the surviving spouse elects to continue the Contract.

Prior to the Annuity Commencement Date, if there are two Owners, upon the death of the first Owner, the surviving Owner will receive the Death Benefit proceeds. The surviving Owner will be treated as the primary designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

Prior to the Annuity Commencement Date, if the surviving spouse of a deceased Owner continues the Contract as the sole Owner, then the designated Beneficiaries move up, in the order of their original designation, to replace the spouse as original Beneficiary, unless the Beneficiary designation is subsequently changed by the surviving spouse as the new Owner.

Prior to the Annuity Commencement Date, if the Annuitant dies and a Death Benefit is paid, the Owner will be treated as the primary designated Beneficiary. Any other primary Beneficiary on record at the time of death will be treated as a contingent Beneficiary.

Unless otherwise stated in the Beneficiary designation, multiple Beneficiaries are presumed to share equally.

8.02 CHANGE OF BENEFICIARY

The Owner may change any Beneficiary unless otherwise provided in the previous designation by providing a Notice to change beneficiary. A change of Beneficiary will revoke any previous designation. The change will become effective upon receipt by LNL of the Notice.

LNL reserves the right to request the Contract for endorsement of the change.

8.03 DEATH OF BENEFICIARY

Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before the Owner, that Beneficiary's interest will go to any other primary Beneficiaries named, according to their respective interests. If there are no primary Beneficiaries, the Beneficiaries' interest will pass to a contingent Beneficiary, if any. Prior to the Annuity Commencement Date, if no Beneficiary or contingent Beneficiary survives the Owner, the Death Benefits will be paid to the Owner's estate.

Unless otherwise provided in the Beneficiary designation, once a Beneficiary is receiving Death Benefits or annuity payments under an Annuity Payment Option, the Beneficiary may name his or her own Beneficiary to receive any remaining benefits due under the Contract, should the original Beneficiary die prior to receipt of all benefits. If no Beneficiary is named or the named Beneficiary predeceases the original Beneficiary, any remaining benefits will continue to the original Beneficiary's estate. A Beneficiary designation must be made by Notice to LNL.

                               Page 17              American Legacy Shareholders

                                    ARTICLE 9
                 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS
                            FROM THE VARIABLE ACCOUNT

9.01 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS FROM OR WITHIN THE VARIABLE ACCOUNT

LNL reserves the right to suspend or postpone payments for a transfer, withdrawal or surrender for any period when:

     a. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

     b.   trading on the New York Stock Exchange is restricted;

     c. an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

     d. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of the Owner.

The applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (b.) and (c.) exist.

                               Page 18              American Legacy Shareholders

                                   ARTICLE 10
                               GENERAL PROVISIONS

10.01 THE CONTRACT

The Contract and any riders attached constitute the entire Contract. Only the President, a Vice President, the Secretary or an Assistant Secretary of LNL has the power, on behalf of LNL, to change, modify, or waive any provisions of this Contract.

LNL reserves the right to unilaterally change the Contract for the purpose of keeping the Contract in compliance with federal or state law.

Any changes, modifications, or waivers must be in writing. No representative or person other than the above named officers has authority to change or modify this Contract or waive any of its provisions. All terms used in this Contract will have their usual and customary meaning except when specifically defined.

10.02 OWNERSHIP

All Owners will be treated as having equal, undivided interests in the Contract, including rights of survivorship. Either Owner, independently of the other, may exercise any ownership rights in the Contract.

10.03 ANNUITANTS

Prior to the Annuity Commencement Date.

The Owner may name only one Annuitant. If the Owner is a tax-exempt entity, the Owner may name one Annuitant or two Joint Annuitants.

If the Owner is a natural person, the Owner has the right to change the Annuitant at any time by sending Notice of change to LNL. If the Owner is a non-natural person, the Annuitant may not be changed. The new Annuitant must be under the age of 91 as of the effective date of the change. Change of Annuitant may affect the Death Benefit (refer to Article 6, Death Benefit).

A Contingent Annuitant may be named, or changed upon receipt of Notice by LNL.

On or After the Annuity Commencement Date.

The Annuitant or Joint Annuitants may not be changed. Any Contingent Annuitant designation is no longer applicable and is terminated.

10.04 ASSIGNMENTS

The Contract may not be sold, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose. In addition, if this Contract is a Qualified Contract, the Contract will not be transferable unless allowed under applicable law.

10.05 INCONTESTABILITY

This Contract will not be contested by LNL.

                               Page 19              American Legacy Shareholders

10.06 MISSTATEMENT OF AGE AND/OR SEX

If the age and/or sex of the Annuitant has been misstated, the benefits available under this Contract will be those which the Net Purchase Payments would have purchased using the correct age and/or sex. Any underpayment already made by LNL will be made up immediately and any overpayments already made by LNL will be charged against the annuity benefit payments falling due after the correction is made.

10.07 NONPARTICIPATING

The Contract is nonparticipating and will not share in the surplus earnings of LNL.

10.08 OWNERSHIP OF THE ASSETS

LNL will have exclusive and absolute ownership and control of its assets, including all assets in the Variable Account.

10.09 REPORTS

Prior to the Annuity Commencement Date, at least once each Calendar Year, LNL will mail a report to the Owner. The report will be mailed to the last address known to LNL. The report will include a statement of the Contract Value including the number of Accumulation Units credited to the Variable Account and the dollar value of such units. The information in the report will be as of a date not more than two months prior to the date of mailing the report. The Owner will have 60 days from the date the report or confirmation is received to notify LNL of any errors in the report or confirmation, otherwise the report or confirmation will be deemed to be final and correct.

10.10 PREMIUM TAX

State and local government premium tax, if applicable, will be deducted from Gross Purchase Payments or Contract Value when incurred by LNL or at another time of LNL's choosing.

10.11 MAXIMUM ISSUE AGE

The Owner and the Annuitant (or both Joint Annuitants, if applicable), when named, must be under the age of 91.

                               Page 20              American Legacy Shareholders

                          ANNUITY PAYMENT OPTION RIDER
                                 ("this Rider")

This Rider is part of the Contract to which it is attached and is effective on issue. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control.

ANNUITY PAYMENT OPTIONS

     a. Life Annuity / Life Annuity with Certain Period - Fixed and/or Variable Annuity Payments will be made for the lifetime of the Annuitant with no Certain Period, or life and a 10 year Certain Period, or life and a 20 year Certain Period.

     b. Unit Refund Life Annuity - Variable Annuity Payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:
          1. the number of Annuity Units initially purchased (determined by dividing the total dollar amount applied to purchase this option by the Annuity Unit value on the Annuity Commencement Date) is greater than;
          2. the number of Annuity Units paid as part of each Variable Annuity Payment multiplied by the number of annuity payments paid prior to death; then a refund payment equal to the number of Annuity Units determined by (1) minus (2) will be made.

               The refund payment value will be determined using the Annuity Unit value on the Valuation Date on which the refund payment is approved by LNL, after LNL is in receipt of:
               a)   due proof of death acceptable to LNL;
               b)   written authorization for payment; and
               c)   all claim forms, fully completed.

     c. Cash Refund Life Annuity - Fixed Annuity Payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:
          1. the total dollar amount applied to purchase this option is greater than;
          2. the Fixed Annuity Payment multiplied by the number of annuity benefit payments paid prior to death;
               then a refund payment equal to the dollar amount of (1) minus (2) will be made.

               The refund payment will be paid upon approval by LNL, after LNL is in receipt of:
               a)   due proof of death acceptable to LNL;
               b)   written authorization for payment; and
               c)   all claim forms, fully completed.

     d. Joint Life Annuity / Joint Life Annuity with Certain Period - Fixed and/or Variable Annuity Payments will be made during the joint life of the Annuitant and a Joint Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period. Upon the death of either Annuitant, annuity payments continue for the life of the surviving Annuitant.

     e. Joint Life and Two-Thirds to Survivor Annuity / Joint Life and Two-Thirds to Survivor Annuity with Certain Period - Fixed and/or Variable Annuity Payments will be made during the joint life of the Annuitant and a Joint Annuitant. Upon the death of either Annuitant, two thirds of the annuity payment due while both Annuitants were alive will continue for the life of the surviving Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period.

     f.   Other options may be available as agreed upon in writing by LNL.

At the time an Annuity Payment Option is selected under the provisions of this Contract, the Owner may elect to have the Contract Value applied to provide a Variable Annuity Payment, a Fixed Annuity Payment, or a combination Fixed and Variable Annuity Payment. If no election is made, the Contract Value will be used to provide a Variable Annuity Payment.

                             The Lincoln National Life Insurance Company


                             /s/ Dennis R Glass
                             -----------------------
                             Dennis Glass, President

             ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION
                     WITH A 3.0% ASSUMED INTEREST RATE 1983
                'a' Individual Annuity Mortality Table, modified

                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED

                              SINGLE LIFE ANNUITIES
               -------------------------------------------------
                           No        120        240
                         Period     Months     Months      Unit
               Age      Certain    Certain    Certain     Refund
               ---      -------    -------    -------     ------
               60       $  4.33    $  4.29    $  4.13     $ 4.09
               61          4.43       4.38       4.20       4.16
               62          4.53       4.47       4.27       4.23
               63          4.64       4.57       4.34       4.31
               64          4.75       4.68       4.40       4.39

               65          4.87       4.79       4.47       4.48
               66          5.00       4.90       4.55       4.57
               67          5.15       5.03       4.61       4.67
               68          5.30       5.16       4.68       4.77
               69          5.46       5.30       4.75       4.87

               70          5.64       5.44       4.81       4.98
               71          5.83       5.60       4.88       5.10
               72          6.03       5.76       4.93       5.22
               73          6.25       5.93       4.99       5.35
               74          6.50       6.10       5.04       5.48
               75          6.76       6.29       5.08       5.62

                          JOINT AND SURVIVOR ANNUITIES
    ----------------------------------------------------------------------
     Joint and Full to Survivor           Joint and Two-Thirds to Survivor
           Certain Period                          Certain Period
    ----------------------------------------------------------------------
                                   Joint
     None        120       240      Age       None        120         240
    ------     ------    ------    -----     ------     ------      ------
    $ 3.93     $ 3.93    $ 3.90      60      $ 4.34     $ 4.29      $ 4.14
      4.00       4.00      3.96      61        4.43       4.38        4.20
      4.08       4.08      4.03      62        4.53       4.48        4.27
      4.17       4.16      4.10      63        4.64       4.58        4.34
      4.25       4.25      4.18      64        4.75       4.68        4.41

      4.35       4.34      4.25      65        4.88       4.79        4.48
      4.45       4.44      4.33      66        5.01       4.91        4.55
      4.56       4.55      4.41      67        5.15       5.03        4.61
      4.68       4.66      4.49      68        5.30       5.16        4.68
      4.80       4.78      4.57      69        5.46       5.29        4.75

      4.94       4.91      4.64      70        5.63       5.44        4.81
      5.08       5.05      4.72      71        5.81       5.59        4.87
      5.23       5.19      4.79      72        6.01       5.74        4.93
      5.40       5.34      4.86      73        6.22       5.91        4.98
      5.57       5.50      4.93      74        6.45       6.08        5.03
      5.77       5.67      4.99      75        6.70       6.25        5.08

Age Adjustment Table
Year of Birth          Adjustment to Age   Year of Birth  Adjustment to Age
--------------------   -----------------   -------------  -----------------
Before 1920                   +2           1970-1979             -4
1920-1929                     +1           1980-1989             -5
1930-1939                      0           1990-1999             -6
1940-1949                     -1           2000-2009             -7
1950-1959                     -2           2010-2019             -8
1960-1969                     -3

          A VARIABLE ANNUITY PAYMENT WITH A 4.0% ASSUMED INTEREST RATE
              1983 'a' Individual Annuity Mortality Table, modified

                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED

                              SINGLE LIFE ANNUITIES
               -------------------------------------------------
                           No        120        240
                         Period     Months     Months      Unit
               Age      Certain    Certain    Certain     Refund
               ---      -------    -------    -------     ------
               60       $ 4.88     $ 4.83     $ 4.66     $ 4.67
               61         4.97       4.92       4.72       4.74
               62         5.07       5.01       4.79       4.82
               63         5.18       5.11       4.85       4.90
               64         5.30       5.21       4.92       4.99

               65         5.42       5.32       4.99       5.08
               66         5.55       5.43       5.05       5.17
               67         5.69       5.55       5.12       5.27
               68         5.84       5.68       5.18       5.38
               69         6.00       5.82       5.25       5.49

               70         6.18       5.96       5.31       5.61
               71         6.37       6.11       5.37       5.73
               72         6.57       6.27       5.42       5.86
               73         6.80       6.44       5.47       6.00
               74         7.04       6.61       5.52       6.14
               75         7.30       6.79       5.56       6.29

                          JOINT AND SURVIVOR ANNUITIES
    ----------------------------------------------------------------------
     Joint and Full to Survivor           Joint and Two-Thirds to Survivor
           Certain Period                          Certain Period
    ----------------------------------------------------------------------
                                   Joint
     None        120       240      Age       None        120         240
    ------     ------    ------    -----     ------     ------      ------
    $ 4.47     $ 4.46    $ 4.43     60       $ 4.89     $ 4.84      $ 4.67
      4.54       4.53      4.49     61         4.98       4.92        4.73
      4.61       4.61      4.56     62         5.08       5.01        4.79
      4.69       4.69      4.63     63         5.19       5.11        4.86
      4.78       4.78      4.70     64         5.30       5.21        4.92

      4.88       4.87      4.77     65         5.42       5.32        4.99
      4.97       4.96      4.84     66         5.55       5.44        5.05
      5.08       5.07      4.92     67         5.69       5.56        5.12
      5.20       5.18      4.99     68         5.84       5.68        5.18
      5.32       5.30      5.07     69         6.00       5.82        5.25

      5.45       5.42      5.14     70         6.17       5.96        5.31
      5.59       5.56      5.22     71         6.36       6.10        5.36
      5.74       5.70      5.29     72         6.55       6.25        5.42
      5.91       5.85      5.35     73         6.76       6.41        5.47
      6.08       6.01      5.41     74         6.99       6.58        5.52
      6.27       6.17      5.47     75         7.24       6.75        5.56

Age Adjustment Table
Year of Birth          Adjustment to Age   Year of Birth  Adjustment to Age
--------------------   -----------------   -------------  -----------------
Before 1920                  +2            1970-1979             -4
1920-1929                    +1            1980-1989             -5
1930-1939                     0            1990-1999             -6
1940-1949                    -1            2000-2009             -7
1950-1959                    -2            2010-2019             -8
1960-1969                    -3

          A VARIABLE ANNUITY PAYMENT WITH A 5.0% ASSUMED INTEREST RATE
              1983 'a' Individual Annuity Mortality Table, modified

                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED

                              SINGLE LIFE ANNUITIES
               -------------------------------------------------
                           No        120        240
                         Period     Months     Months      Unit
               Age      Certain    Certain    Certain     Refund
               ---      -------    -------    -------     ------
               60       $  5.45    $  5.39    $  5.21     $ 5.27
               61          5.55       5.48       5.27       5.34
               62          5.64       5.57       5.33       5.42
               63          5.75       5.66       5.39       5.50
               64          5.86       5.76       5.46       5.59

               65          5.98       5.87       5.52       5.68
               66          6.11       5.98       5.58       5.77
               67          6.25       6.10       5.64       5.87
               68          6.40       6.22       5.70       5.98
               69          6.56       6.35       5.76       6.10

               70          6.73       6.49       5.82       6.22
               71          6.92       6.64       5.88       6.35
               72          7.13       6.80       5.93       6.48
               73          7.35       6.96       5.98       6.62
               74          7.60       7.13       6.02       6.77
               75          7.86       7.30       6.06       6.93

                          JOINT AND SURVIVOR ANNUITIES
    ----------------------------------------------------------------------
     Joint and Full to Survivor           Joint and Two-Thirds to Survivor
           Certain Period                          Certain Period
    ----------------------------------------------------------------------
                                   Joint
     None        120       240      Age       None        120         240
    ------     ------    ------    -----     ------     ------      ------
    $ 5.03     $ 5.03    $ 4.99     60       $ 5.46     $ 5.40      $ 5.22
      5.10       5.09      5.05     61         5.55       5.48        5.28
      5.17       5.17      5.11     62         5.65       5.57        5.34
      5.25       5.24      5.18     63         5.75       5.67        5.40
      5.33       5.33      5.24     64         5.86       5.77        5.46

      5.42       5.41      5.31     65         5.98       5.87        5.52
      5.52       5.51      5.38     66         6.11       5.98        5.58
      5.62       5.61      5.45     67         6.25       6.10        5.64
      5.73       5.72      5.52     68         6.40       6.22        5.70
      5.85       5.83      5.59     69         6.56       6.35        5.76

      5.98       5.95      5.66     70         6.73       6.49        5.82
      6.12       6.08      5.73     71         6.91       6.63        5.87
      6.27       6.22      5.80     72         7.11       6.78        5.93
      6.43       6.37      5.86     73         7.32       6.94        5.97
      6.61       6.52      5.92     74         7.55       7.10        6.02
      6.80       6.69      5.97     75         7.79       7.26        6.06

Age Adjustment Table
Year of Birth          Adjustment to Age   Year of Birth  Adjustment to Age
--------------------   -----------------   -------------  -----------------
Before 1920                   +2           1970-1979             -4
1920-1929                     +1           1980-1989             -5
1930-1939                      0           1990-1999             -6
1940-1949                     -1           2000-2009             -7
1950-1959                     -2           2010-2019             -8
1960-1969                     -3

          A VARIABLE ANNUITY PAYMENT WITH A 6.0% ASSUMED INTEREST RATE
              1983 'a' Individual Annuity Mortality Table, modified

                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED

                              SINGLE LIFE ANNUITIES
               -------------------------------------------------
                           No        120        240
                         Period     Months     Months      Unit
               Age      Certain    Certain    Certain     Refund
               ---      -------    -------    -------     ------
               60       $  6.05    $  5.98    $  5.78     $ 5.87
               61          6.13       6.06       5.84       5.95
               62          6.23       6.14       5.90       6.02
               63          6.33       6.23       5.95       6.10
               64          6.44       6.33       6.01       6.19

               65          6.56       6.43       6.07       6.28
               66          6.69       6.54       6.13       6.38
               67          6.82       6.65       6.19       6.48
               68          6.97       6.78       6.24       6.59
               69          7.13       6.90       6.30       6.71

               70          7.30       7.04       6.35       6.83
               71          7.49       7.18       6.40       6.96
               72          7.70       7.33       6.45       7.10
               73          7.92       7.49       6.50       7.24
               74          8.16       7.65       6.54       7.40
               75          8.43       7.82       6.58       7.56

                          JOINT AND SURVIVOR ANNUITIES
    ----------------------------------------------------------------------
     Joint and Full to Survivor           Joint and Two-Thirds to Survivor
           Certain Period                          Certain Period
    ----------------------------------------------------------------------
                                   Joint
     None        120       240      Age       None        120         240
    ------     ------    ------    -----     ------     ------      ------
    $ 5.61     $ 5.61    $ 5.57     60       $ 6.05     $ 5.98      $ 5.79
      5.68       5.67      5.63     61         6.14       6.06        5.84
      5.75       5.74      5.69     62         6.23       6.15        5.90
      5.82       5.82      5.75     63         6.34       6.24        5.96
      5.90       5.89      5.81     64         6.45       6.33        6.01

      5.99       5.98      5.87     65         6.56       6.43        6.07
      6.08       6.07      5.94     66         6.69       6.54        6.13
      6.18       6.17      6.00     67         6.82       6.66        6.19
      6.29       6.27      6.07     68         6.97       6.77        6.24
      6.41       6.38      6.14     69         7.13       6.90        6.30

      6.53       6.50      6.20     70         7.30       7.03        6.35
      6.67       6.63      6.27     71         7.48       7.17        6.40
      6.81       6.76      6.33     72         7.67       7.32        6.45
      6.97       6.90      6.39     73         7.89       7.47        6.50
      7.14       7.05      6.44     74         8.11       7.62        6.54
      7.33       7.21      6.50     75         8.36       7.79        6.57

Age Adjustment Table
Year of Birth          Adjustment to Age   Year of Birth  Adjustment to Age
--------------------   -----------------   -------------  -----------------
Before 1920                   +2           1970-1979             -4
1920-1929                     +1           1980-1989             -5
1930-1939                      0           1990-1999             -6
1940-1949                     -1           2000-2009             -7
1950-1959                     -2           2010-2019             -8
1960-1969                     -3

              ANNUITY PURCHASE RATES UNDER A FIXED ANNUITY PAYMENT
                            WITH A 1.5% INTEREST RATE
              1983 'a' Individual Annuity Mortality Table, modified

                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED

                              SINGLE LIFE ANNUITIES
               -------------------------------------------------
                           No        120        240
                         Period     Months     Months      Cash
               Age      Certain    Certain    Certain     Refund
               ---      -------    -------    -------     ------
               60       $  3.63    $  3.59    $  3.46     $ 3.28
               61          3.72       3.69       3.53       3.35
               62          3.83       3.78       3.60       3.42
               63          3.94       3.89       3.68       3.50
               64          4.06       4.00       3.75       3.57

               65          4.18       4.11       3.83       3.65
               66          4.32       4.24       3.91       3.74
               67          4.46       4.37       3.98       3.82
               68          4.61       4.50       4.06       3.92
               69          4.78       4.65       4.13       4.01

               70          4.96       4.80       4.20       4.11
               71          5.15       4.96       4.27       4.22
               72          5.36       5.13       4.33       4.33
               73          5.58       5.30       4.39       4.45
               74          5.83       5.48       4.44       4.57
               75          6.09       5.67       4.49       4.69

                          JOINT AND SURVIVOR ANNUITIES
    ----------------------------------------------------------------------
     Joint and Full to Survivor           Joint and Two-Thirds to Survivor
           Certain Period                          Certain Period
    ----------------------------------------------------------------------
                                   Joint
     None        120       240      Age       None        120         240
    ------     ------    ------    -----     ------     ------      ------
    $ 3.24     $ 3.24    $ 3.22     60       $ 3.63     $ 3.60      $ 3.46
      3.32       3.32      3.29     61         3.73       3.69        3.54
      3.40       3.40      3.36     62         3.83       3.79        3.61
      3.49       3.49      3.44     63         3.94       3.89        3.68
      3.59       3.58      3.52     64         4.06       4.00        3.76

      3.69       3.68      3.60     65         4.19       4.12        3.83
      3.79       3.78      3.68     66         4.32       4.24        3.91
      3.90       3.89      3.77     67         4.46       4.37        3.98
      4.02       4.01      3.85     68         4.62       4.50        4.06
      4.15       4.14      3.94     69         4.78       4.64        4.13

      4.29       4.27      4.02     70         4.95       4.79        4.20
      4.44       4.41      4.10     71         5.14       4.95        4.26
      4.59       4.56      4.18     72         5.34       5.11        4.33
      4.76       4.72      4.26     73         5.55       5.28        4.39
      4.94       4.88      4.33     74         5.78       5.46        4.44
      5.14       5.06      4.39     75         6.03       5.64        4.49

Age Adjustment Table
Year of Birth          Adjustment to Age   Year of Birth  Adjustment to Age
--------------------   -----------------   -------------  -----------------
Before 1920                   +2           1970-1979             -4
1920-1929                     +1           1980-1989             -5
1930-1939                      0           1990-1999             -6
1940-1949                     -1           2000-2009             -7
1950-1959                     -2           2010-2019             -8
1960-1969                     -3